UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2023

Perspective Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington	99354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 375-1202

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CATX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2023, Perspective Therapeutics, Inc. (the “Company”) terminated the employment of Jennifer Streeter, the Company’s Chief Operating Officer and Vice President of Human Resources, effective immediately. Subject to Ms. Streeter’s compliance with the separation conditions set forth in that certain Employment Agreement, effective as of May 24, 2021, by and between the Company and Ms. Streeter (the “Streeter Employment Agreement”), including the execution and non-revocation of a release, Ms. Streeter will be eligible to receive the severance and other benefits set forth in Section 5(b) of the Streeter Employment Agreement applicable to a termination without cause.

The foregoing is a summary description of certain terms of the Streeter Employment Agreement and, by its nature, is not complete. It is qualified in its entirety by reference to the form of the Streeter Employment Agreement, a copy of which is filed as Exhibit 10.1 to the Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on May 28, 2021, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date: July 14, 2023	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor
Chief Executive Officer